UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2023
CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street			16830
PO Box 42			(Zip Code)
Clearfield	,	Pennsylvania
(Address of principal executive offices)
(814) 765-9621
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC

Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, perpetual preferred stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
The Board of Directors of CNB Financial Corporation (NASDAQ: CCNE) (the "Corporation") has announced that on December 1, 2023, holders of record as of November 17, 2023 (the "Depository Shares Record Date") of its depositary shares (the "Depositary Shares"), each representing a 1/40th interest in the Corporation's 7.125% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock (the "Series A Preferred Stock"), will receive a quarterly distribution in the amount of $0.4453125 per Depositary Share, resulting from the Corporation's declaration of a quarterly cash dividend of $17.8125 per share of Series A Preferred Stock, which underlies the Depositary Shares. On December 1, 2023, the Series A Preferred Stock dividend will be paid to the depositary for the Series A Preferred Stock. The depositary will, in turn, distribute such dividend to the holders of record of the Depositary Shares as of the Depositary Shares Record Date.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

d. Exhibits.

Number	Description
99.1	Press release of CNB Financial Corporation dated November 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: November 2, 2023	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer